Exhibit 99.1

DocuSign Announces First Quarter Fiscal 2019 Financial Results

San Francisco – June 7, 2018 – DocuSign (NASDAQ: DOCU) today announced results for its fiscal quarter ended April 30, 2018.

“In the first quarter, our core e-signature solution-and our broader platform for automating the agreement process-continued to gain traction in helping to accelerate business and simplify life for hundreds of millions of users around the world. This led to 37% year-over-year growth in our total revenue and the addition of 30,000 new customers-bringing our total paying customer base to over 400,000," said Dan Springer, CEO of DocuSign. "We also saw strong growth, expansion and development of our international business. And we continue to deliver product innovation across our evolving System of Agreement platform in the areas of preparing, signing, acting on and managing agreements. I believe these results highlight the commitment, passion and drive that DocuSign has for the next big platform opportunity in cloud computing.”

First Quarter Financial Highlights

▪
Total revenue was $155.8 million, an increase of 37% year-over-year. Subscription revenue was $148.2 million, an increase of 39% year-over-year. Professional services and other revenue was $7.6 million, an increase of 14% year-over-year.

▪	Contract liabilities were $290.5 million, an increase of 43% year-over-year.

▪	Billings were $168.9 million, an increase of 33% year-over-year.

▪
GAAP gross margin was 63%, compared to 76% in the same period last year. GAAP gross margin for the first quarter of fiscal 2019 included a $25.4 million stock-based compensation charge related to restricted stock units ("RSUs") with a liquidity event performance condition. Non-GAAP gross margin was 80% compared to 78% in the same period last year.

▪
GAAP net loss per basic and diluted share was $7.46 in the first quarter of fiscal 2019 on 36 million shares outstanding compared to GAAP net loss per share of $0.66 in the first quarter of fiscal 2018 on 30 million shares outstanding. GAAP net loss for the first quarter of fiscal 2019 included a $262.8 million stock-based compensation charge related to RSUs with a liquidity event performance condition.

▪
Non-GAAP earnings per diluted share was $0.01 in the first quarter of fiscal 2019 based on 60 million shares outstanding compared to a non-GAAP net loss per share of $0.30 in the first quarter of fiscal 2018 based on 30 million shares outstanding.

▪	Net cash provided by operating activities was $15.0 million, compared to $0.7 million used in operating activities in the same period last year.

▪	Free cash flow was $8.8 million in the first quarter of fiscal 2019 compared to negative free cash flow of $7.5 million in the same period last year.

▪	Cash, cash equivalents and restricted cash was $269.8 million at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Initial Public Offering

On May 1, 2018 the company completed its initial public offering ("IPO"). The company sold 19,314,182 shares of common stock, raising net proceeds of $524.8 million, including the over-allotment option. Upon the completion of the IPO, all shares of outstanding convertible preferred stock automatically converted into 100,350,008 shares of common stock.

Stock-based Compensation Related to Liquidity Event RSUs

RSUs issued through January 31, 2018 generally vest upon the satisfaction of both service-based and liquidity event performance conditions. The service condition is typically a four-year service period. The liquidity event performance condition was satisfied upon the effectiveness of our IPO registration statement on April 26, 2018. On that date the company recorded a cumulative stock-based compensation expense of $262.8 million, of which $25.4 million was included in cost of revenue, related to all RSUs, for which the service was condition fully satisfied as of that date.

Outlook

▪	Quarter ending July 31, 2018 (in millions, except percentages):

Total revenue	$157	to	$160
Billings	$160	to	$170
Non-GAAP gross margin	78%	to	81%
Non-GAAP sales and marketing	49%	to	51%
Non-GAAP research and development	16%	to	18%
Non-GAAP general and administrative	10%	to	12%
Other expense	<$0.5
Provision for income taxes	$0.75
Non-GAAP diluted weighted-average shares outstanding	190	to	195

▪	Year ending January 31, 2019 (in millions, except percentages):

Total revenue	$652	to	$658
Billings	$680	to	$700
Non-GAAP gross margin	78%	to	81%
Non-GAAP sales and marketing	49%	to	51%
Non-GAAP research and development	16%	to	18%
Non-GAAP general and administrative	10%	to	12%
Other expense	<$2
Provision for income taxes	$3
Non-GAAP diluted weighted-average shares outstanding	160	to	165

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast Conference Call Information

The company will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at docusign.com/investors. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) June 21, 2018 using the passcode 13680300.

About DocuSign

Founded in 2003, DocuSign® offers the leading e-signature solution as part of its broader platform for automating the agreement process. Today, DocuSign’s cloud-based platform enables more than 400,000 customers and hundreds of millions of users in over 180 countries to accelerate business and simplify life.
Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com

Media Relations:
Adrian Wainwright
Head of Communications
media@docusign.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to our ability to develop our System of Agreement platform and deliver product innovation. They also include statements about our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities.

Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “could,” “potential,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: sustaining and managing our growth and future expenses, achieving and maintaining future profitability, attracting new customers and maintaining and expanding our existing customer base, our ability to scale and update our platform to respond to customers’ needs and rapid technological change, increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus dated April 26, 2018, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act 1933, as amended, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in DocuSign Inc.'s quarterly report on Form 10-Q for the quarter ended April 30, 2018 and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, amortization of acquisition-related intangibles and, as applicable, other special items. We believe it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. We also view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Free cash flows: We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended April 30,
(in thousands, except share and per share data)	2018	2017
Revenue:
Subscription	$148,198	$106,847
Professional services and other	7,610	6,651
Total revenue	155,808	113,498
Cost of revenue:
Subscription	32,438	19,293
Professional services and other	25,856	7,831
Total cost of revenue	58,294	27,124
Gross profit	97,514	86,374
Operating expenses:
Sales and marketing	191,085	64,691
Research and development	70,870	22,708
General and administrative	103,117	18,239
Total expenses	365,072	105,638
Loss from operations	(267,558)	(19,264)
Interest expense	(193)	(151)
Interest income and other (expense), net	(2,228)	(110)
Loss before provision for (benefit from) income taxes	(269,979)	(19,525)
Provision for (benefit from) income taxes	708	(143)
Net loss	$(270,687)	$(19,382)
Net loss per share attributable to common stockholders, basic and diluted	$(7.46)	$(0.66)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	36,334,395	29,761,804

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$9,955	$238
Cost of revenue—professional services	16,045	235
Sales and marketing	112,481	2,705
Research and development	47,268	1,391
General and administrative	84,045	3,837

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share data)	April 30, 2018	January 31, 2018
Assets
Current assets
Cash and cash equivalents	$269,429	$256,867
Restricted cash	367	569
Accounts receivable	104,128	123,750
Contract assets—current	12,030	14,260
Prepaid expense and other current assets	29,779	23,349
Total current assets	415,733	418,795
Property and equipment, net	60,095	63,019
Goodwill	36,074	37,306
Intangible assets, net	11,278	14,148
Deferred contract acquisition costs—noncurrent	78,401	75,535
Other assets—noncurrent	12,891	11,170
Total assets	$614,472	$619,973
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$13,269	$23,713
Accrued expenses	19,023	15,734
Accrued compensation	33,905	50,852
Contract liabilities—current	282,470	270,188
Deferred rent—current	1,811	1,758
Other liabilities—current	12,017	11,574
Total current liabilities	362,495	373,819
Contract liabilities—noncurrent	8,065	7,736
Deferred rent—noncurrent	22,862	23,044
Deferred tax liability—noncurrent	2,505	2,511
Other liabilities—noncurrent	4,419	4,010
Total liabilities	400,346	411,120
Redeemable convertible preferred stock	547,854	547,501
Stockholders’ deficit
Common stock	4	4
Additional paid-in capital	438,200	160,265
Accumulated other comprehensive income	1,075	3,403
Accumulated deficit	(773,007)	(502,320)
Total stockholders’ deficit	(333,728)	(338,648)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$614,472	$619,973

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2018	2017
Cash flows from operating activities:
Net loss	$(270,687)	$(19,382)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	8,600	7,686
Amortization of deferred contract acquisition and fulfillment costs	9,246	7,013
Stock-based compensation expense	269,794	8,406
Deferred income taxes	(6)	(13)
Other	2,225	(803)
Changes in operating assets and liabilities
Accounts receivable	19,622	11,577
Contract assets	2,546	(38)
Prepaid expenses & other current assets	(6,519)	(5,570)
Deferred contract acquisition and fulfillment costs	(12,326)	(9,372)
Other assets	440	884
Accounts payable	(7,218)	(2,125)
Accrued expenses	3,302	(1,046)
Accrued compensation	(16,947)	(9,128)
Contract liabilities	12,611	13,027
Deferred rent	(129)	(2,202)
Other liabilities	438	389
Net cash provided by (used in) operating activities	14,992	(697)
Cash flows from investing activities:
Purchases of property and equipment	(6,184)	(6,770)
Net cash used in investing activities	(6,184)	(6,770)
Cash flows from financing activities:
Proceeds from the exercise of stock options	7,815	5,830
Payment of deferred offering costs	(2,194)	—
Net cash provided by financing activities	5,621	5,830
Effect of foreign exchange on cash, cash equivalents and restricted cash	(2,069)	484
Net increase (decrease) in cash, cash equivalents and restricted cash	12,360	(1,153)
Cash, cash equivalents and restricted cash at beginning of period	257,436	191,244
Cash, cash equivalents and restricted cash at end of period	$269,796	$190,091

Supplemental disclosure:
Cash paid for interest	$144	$142
Cash paid for taxes	1,516	171
Non-cash investing and financing activities:
Property and equipment in accounts payable and other accrued liabilities	$3,238	$1,880
Accretion of preferred stock	353	355
Deferred offering costs in accounts payable and other accrued liabilities	1,173	—

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended April 30,
(in thousands)	2018	2017
GAAP gross profit	$97,514	$86,374
Add: Stock-based compensation	26,000	473
Add: Amortization of acquisition-related intangibles	1,668	1,697
Non-GAAP gross profit	$125,182	$88,544
GAAP gross margin	63%	76%
Non-GAAP adjustments	17%	2%
Non-GAAP gross margin	80%	78%

GAAP subscription gross profit	$115,760	$87,554
Add: Stock-based compensation	9,955	238
Add: Amortization of acquisition-related intangibles	1,668	1,697
Non-GAAP subscription gross profit	$127,383	$89,489
GAAP subscription gross margin	78%	82%
Non-GAAP adjustments	8%	2%
Non-GAAP subscription gross margin	86%	84%

GAAP professional services and other gross profit	$(18,246)	$(1,180)
Add: Stock-based compensation	16,045	235
Non-GAAP professional services and other gross profit	$(2,201)	$(945)
GAAP professional services and other gross margin	(240)%	(18)%
Non-GAAP adjustments	211%	4%
Non-GAAP professional services and other gross margin	(29)%	(14)%

Reconciliation of operating expenses:

	Three Months Ended April 30,
(in thousands)	2018	2017
GAAP sales and marketing	$191,085	$64,691
Less: Stock-based compensation	(112,481)	(2,705)
Less: Amortization of acquisition-related intangibles	(765)	(840)
Non-GAAP sales and marketing	$77,839	$61,146
GAAP sales and marketing as a percentage of revenue	123%	57%
Non-GAAP sales and marketing as a percentage of revenue	50%	54%

GAAP research and development	$70,870	$22,708
Less: Stock-based compensation	(47,268)	(1,391)
Non-GAAP research and development	$23,602	$21,317
GAAP research and development as a percentage of revenue	45%	20%
Non-GAAP research and development as a percentage of revenue	15%	19%

GAAP general and administrative	$103,117	$18,239
Less: Stock-based compensation	(84,045)	(3,837)
Non-GAAP general and administrative	$19,072	$14,402
GAAP general and administrative as a percentage of revenue	67%	16%
Non-GAAP general and administrative as a percentage of revenue	12%	13%

Reconciliation of income (loss) from operations:

	Three Months Ended April 30,
(in thousands)	2018	2017
GAAP operating loss	$(267,558)	$(19,264)
Add: Stock-based compensation	269,794	8,406
Add: Amortization of acquisition-related intangibles	2,433	2,537
Non-GAAP operating income (loss)	$4,669	$(8,321)
GAAP operating margin	(172)%	(17)%
Non-GAAP adjustments	175%	10%
Non-GAAP operating margin	3%	(7)%

Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended April 30,
(in thousands, except per share data)	2018	2017
GAAP net loss	$(270,687)	$(19,382)
Add: Stock-based compensation	269,794	8,406
Add: Amortization of acquisition-related intangibles	2,433	2,537
Non-GAAP net income (loss)	$1,540	$(8,439)

Numerator:
Non-GAAP net income (loss)	1,540	(8,439)
Less: preferred stock accretion	(353)	(355)
Less: net income allocated to participating securities	(871)	—
Non-GAAP net income (loss) attributable to common stockholders	$316	$(8,794)

Denominator:
Weighted-average common shares outstanding, basic	36,334	29,762
Effect of dilutive securities	23,833	—
Non-GAAP weighted-average common shares outstanding, diluted	60,167	29,762

GAAP net loss per share, basic and diluted	$(7.46)	$(0.66)
Non-GAAP net income (loss) per share, basic	0.01	(0.30)
Non-GAAP net income (loss) per share, diluted	0.01	(0.30)

Computation of free cash flow:

	Three Months Ended April 30,
(in thousands)	2018	2017
Net cash provided by (used in) operating activities	$14,992	$(697)
Less: purchase of property and equipment	(6,184)	(6,770)
Non-GAAP free cash flow	$8,808	$(7,467)

Computation of billings:

	Three Months Ended April 30,
(in thousands)	2018	2017
Revenue	$155,808	$113,498
Add: Contract liabilities and refund liability, end of period	293,667	208,882
Less: Contract liabilities and refund liability, beginning of period	(282,943)	(195,501)
Add: Contract assets and unbilled accounts receivable, beginning of period	16,899	10,095
Less: Contract assets and unbilled accounts receivable, end of period	(14,555)	(10,400)
Non-GAAP billings	$168,876	$126,574